Execution Version

AMENDMENT TO PLEDGE AND SECURITY AGREEMENT
THIS AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of May 8, 2017, by and between Par Hawaii Refining, LLC f/k/a Hawaii Independent Energy, LLC (the “Company”) and J. Aron & Company LLC (“Aron”) (each referred to individually as a “Party” and collectively, the “Parties”).
RECITALS
A.    The Company owns and operates a crude oil refinery and related assets located in Kapolei, Hawaii (the “Refinery”) for the processing and refining of crude oil and other feedstocks and the recovery therefrom of refined products.
B.    The Parties have entered into a Supply and Offtake Agreement, dated June 1, 2015 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “S&O Agreement”), pursuant and subject to which Aron has agreed to supply crude oil to the Company to be processed at the Refinery and purchase refined products from the Company produced at the Refinery. In connection with the S&O Agreement, the Parties have entered into the Pledge and Security Agreement, dated June 1, 2015 (as from time to time amended, modified, supplemented, extended, renewed and/or restated, the “Pledge Agreement”).
C.    The Parties have agreed to amend the Pledge Agreement pursuant to the terms set forth herein.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, subject to the terms and conditions hereinafter set forth, agree as follows:

Section 1	Definitions; Interpretation
Section 1.1    Defined Terms. All capitalized terms used in this Amendment (including in the Recitals hereto) and not otherwise defined herein shall have the meanings assigned to them in the Pledge Agreement.
Section 1.2    Interpretation. The rules of construction set forth in Section 1(d) of the Pledge Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2	Amendment
Section 2.1    Amendment to Pledge Agreement as of Effective Date. Upon the effectiveness of this Amendment, the Pledge Agreement is amended as follows:

(a)    By replacing “fifty percent (50%)” in the second line of Section 5(b)(iii)(A) with “seventy-five percent (75%).”
(b)    By amending and restating Section 5(b)(iii)(B) as follows:
(B)    in the amounts (I) necessary to enable any holder of the Equity Interests of the Company (a “Member”) to pay its federal and state income tax obligations; (II) necessary to enable Par Pacific to pay its Federal and state income taxes, in each case (without duplication) attributable to allocations of income and gains, offset by losses and deductions, allocable by the Company to such Member and by such Member to Par Pacific; and (III) equal to the Federal and state income taxes that the Company would owe (or is estimated to owe) for such quarter if the Company were a standalone income tax filer and reporting entity without taking into account any utilization of any net operating loss carryforwards or other tax attributes of Par Pacific; provided that the amount of Restricted Payments paid pursuant to Section 5(b)(iii)(B)(I) and Section 5(b)(iii)(B)(II) to enable such Member and Par Pacific to pay Federal and state income taxes at any time shall not exceed the amount of such Federal and state income taxes actually owing by such Member and Par Pacific at such time for the respective period attributable and after giving effect to such allocations of income, gains, losses and deductions. The Company shall notify Aron promptly upon making any such Restricted Payment under this Section 5(b)(iii)(B); and
(c)    By adding the following as a new Section 5(b)(iii)(C):
(C)    without limiting the distributions permitted under clause (A) above, the Company may make a one-time special Restricted Payment in an amount equal to the Provisional Payment (as defined in the S&O Agreement) following receipt of the Provisional Payment by the Company from Aron.
(d)    By replacing Schedule 4 to the Pledge Agreement with Schedule 4 attached hereto.
Section 2.2    References Within Pledge Agreement. Each reference in the Pledge Agreement to “this Agreement” and the words “hereof,” “hereto,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Pledge Agreement as heretofore amended and as amended by this Amendment.

SECTION 3	Representations and Warranties
To induce the other Party to enter into this Amendment, each Party hereby represents and warrants that (i) it has the corporate, governmental or other legal capacity, authority and power to execute this Amendment, to deliver this Amendment and to perform its obligations under the Pledge Agreement, as amended hereby, and has taken all necessary action to authorize the foregoing; (ii) the execution, delivery and performance of this Amendment does not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or Governmental Authority applicable to it or any of its assets or subject; (iii) all governmental and other consents required to have been obtained by it with respect to this Amendment have been obtained and are in full force and effect; (iv) its obligations under the Pledge Agreement, as amended hereby, constitute its legal, valid and binding obligations, enforceable in accordance with its terms

(subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application regardless of whether enforcement is sought in a proceeding in equity or at law) and (v) no Event of Default with respect to it has occurred and is continuing.

SECTION 4	Miscellaneous
Section 4.1    Pledge Agreement Otherwise Not Affected. Except for the amendments pursuant hereto, the Pledge Agreement remains unchanged. As amended pursuant hereto, the Pledge Agreement remains in full force and effect and is hereby ratified and confirmed in all respects. The execution and delivery of, or acceptance of, this Amendment and any other documents and instruments in connection herewith by either Party shall not be deemed to create a course of dealing or otherwise create any express or implied duty by it to provide any other or further amendments, consents or waivers in the future.
Section 4.2    No Reliance. Each Party hereby acknowledges and confirms that it is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.
Section 4.3    Costs and Expenses. Each Party shall be responsible for any costs and expenses incurred by such Party in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith.
Section 4.4    Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Company, Aron and their respective successors and assigns.
Section 4.5    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.
Section 4.6    Amendments. This Amendment may not be modified, amended or otherwise altered except by written instrument executed by the Parties’ duly authorized representatives.
Section 4.7    Effectiveness; Counterparts. This Amendment shall be binding on the Parties as of the date on which it has been fully executed by the Parties. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
Section 4.8    Interpretation. This Amendment is the result of negotiations between and have been reviewed by counsel to each of the Parties, and is the product of all Parties hereto. Accordingly, this Amendment shall not be construed against either Party merely because of such Party’s involvement in the preparation hereof.
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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be executed by its duly authorized representative as of the date first above written.

J. ARON & COMPANY LLC

By: /s/ John Eleoterio
Name: John Eleoterio
Title: Managing Director

PAR HAWAII REFINING, LLC

By: /s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer